                                                                    EXHIBIT 99.5

[VERSO TECHNOLOGIES LOGO]


400 Galleria Parkway
Suite 300
Atlanta, GA  30339

MEDIA CONTACT:                               INVESTOR RELATIONS CONTACT:
Mary Frances Jones                           Jennifer Pepper
Director of Marketing                        Director of Investor Relations
Verso Technologies, Inc.                     Verso Technologies, Inc.
678-589-3575                                 678-589-3579
MaryFrances.Jones@verso.com                  Jennifer.Pepper@verso.com


                     VERSO TO ACQUIRE TELEMATE.NET SOFTWARE
    Adds proprietary applications for Verso's next generation communications and softswitch strategy and $20 million cash


ATLANTA, GA - May 7, 2001 - Verso Technologies, Inc. (Nasdaq NMS: VRSO), a leading provider of technology infrastructure solutions that power complex business environments, today announced that it has signed a definitive merger agreement for the acquisition of Telemate.Net Software (Nasdaq: TMNT). Telemate.Net is an Atlanta-based software provider that develops proprietary Internet access, voice and IP network usage management, and ebusiness intelligence applications that enable businesses to monitor, analyze, and manage the use of their internal network resources. The acquisition will accelerate Verso's growth strategy to provide enhanced, next generation communications applications and services.

Telemate.Net had revenues of $2.2 million in the first quarter of 2001. As of March 31, 2001, Telemate.Net had $25.6 million in cash and cash equivalents. With the consummation of the merger, Telemate.Net's operations are expected to be EBITDA positive on a go-forward basis with no debt.

In the merger, the Telemate.Net security holders will be entitled to receive an aggregate number of Verso shares valued at approximately $30 million, which value is subject to a dollar for dollar reduction if Telemate.Net's minimum available cash at closing after restructuring charges and other adjustments as defined in the agreement falls below $20 million. The number of shares to be issued will be based on the average closing price of Verso shares from April 20 through May 17, (the 20 trading days beginning 10 days immediately preceding and following the signing of the definitive agreement on May 4), but the Verso shares cannot be valued at less than $0.85 per share nor more than $1.15 per share. Verso will prepare a registration statement with respect to shares of its common stock to be issued in connection with the transaction.

The Telemate.Net acquisition will be accounted for as a purchase, and the expected third quarter closing is subject to approval by both Verso and Telemate.Net shareholders, regulatory approvals and other customary closing conditions.

"The acquisition of Telemate.Net and its proprietary, IP-based application technology will allow us to offer innovative, next generation products to both our enterprise and carrier customers," said Steve Odom, chairman and chief executive officer of Verso. "Not only does Telemate's product portfolio enable applications for the next generation communications market, but their application development competencies will be a critical differentiator as we begin to deliver value-added services and applications based on softswitch technology. Additionally, the financial resources that we will acquire in this transaction will afford us greater flexibility to acquire additional proprietary products that fit well with our go-forward strategy."

Leveraging its strength with complex data collection and reporting, Telemate has recently developed an IP-based usage management application that will be extremely important to both large enterprises and service providers in a converged network environment. The application manages and tracks multi-service usage on IP networks, and provides extensive management reporting capabilities.

Enterprises which currently depend on legacy call accounting applications to bill-back time and allocate network resource costs will soon demand similar tracking and usage reporting from their IP PBXs, which will function as enterprise-level softswitches. Telemate's IP usage management tool will deliver this type of functionality in a scalable, user-friendly, plug and play application that can collect, report and store large amounts of data from IP PBXs, firewalls, gateways and softswitches.

For carriers looking to gain cost efficiencies and drive new revenues from their softswitch-based infrastructures, IP usage management services will be less expensive to deliver and yield higher margins, as enterprise customers demand data collection and reporting capabilities for their converged network traffic.

The acquisition marks a milestone in Verso's strategy to grow its IP-based applications portfolio. Telemate's IP usage management application will allow Verso to target both large enterprises and communication service providers with next generation network solutions.

"We are thrilled to be part of Verso's vision," said Richard Mauro, president and chief executive officer of Telemate. "I'm especially proud to see my team acknowledged for their expertise in application development and to see their talent leveraged in the emerging softswitching market. This is truly an exciting time for us."

In connection with this announcement, Verso has rescheduled its first quarter 2001 earnings release date. The company will announce its first quarter 2001 operating results after the close of the market on Wednesday, May 9, 2001 and hold its quarterly conference call on Thursday, May 10, 2001 at 9:00am EDT. Conference call details will follow in a separate announcement.

ABOUT VERSO TECHNOLOGIES

Since 1984, Verso Technologies, Inc. has been delivering best-of-breed software, services and support that ensure the reliability, scalability and availability of complex business environments. Verso's solutions include enterprise management services, enterprise application integration and customer response services, each designed to integrate the people, processes and platforms that keep businesses operating efficiently and at peak performance. Based on each client's needs, Verso's team of experts can plan, build and run infrastructure solutions that improve efficiency, speed and/or customer service capabilities. For more information on how Verso can accelerate your business, contact the company at www.verso.com or by calling 678.589.3500.

ABOUT TELEMATE.NET SOFTWARE, INC.

Telemate.Net Software, Inc. develops and markets Internet access, voice and IP usage management, eBusiness intelligence and call accounting solutions. By extracting relevant information from a growing array of network sources, including firewalls, proxy servers, email servers, web servers, VoIP routers, and PBXs, Telemate.Net Software's reporting solutions deliver detailed perspectives to manage those network assets critical to a modern business. Telemate.Net Software solutions are available worldwide through direct sales, global distribution channels and partner programs.

Telemate.Net solutions have been installed in more than 14,000 customer sites worldwide, representing most commercial, industrial and service categories. Telemate.Net customers include: Arthur Andersen, Coca-Cola Bottling, Dayton-Hudson, International Paper, the IRS, National Steel, Parke-Davis Pharmaceutical Research, Sears Roebuck, and the U.S. Army.

FORWARD LOOKING STATEMENTS

Certain statements contained in this release that are not statements of historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation

Reform Act of 1995. The words - "believe", "expect", "anticipate", "intend", "will", and similar expressions are examples of words that identify forward-looking statements. Forward-looking statements include, without limitation, statements regarding our future financial position, business strategy and expected cost savings. These forward-looking statements are based on our current beliefs, as well as assumptions we have made based upon information currently available to us.